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                                                                       Exhibit J

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and to the use of our report dated February 6, 2004 on the 2003 financial statements of Columbia Acorn Fund, Columbia Acorn International, Columbia Acorn USA, Columbia International Select, Columbia Acorn Select, and Columbia Thermostat Fund, comprising Columbia Acorn Trust and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 76 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-34223) and in the Amendment No. 51 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-1829).

                                                              ERNST & YOUNG LLP



Chicago, Illinois
April 28, 2004